Exhibit 99.1

CVie Therapeutics Limited Financial Statements for the Years Ended December 31, 2017 and 2016 and Independent Auditors’ Report

INDEPENDENT AUDITORS’ REPORT

The Board of Directors and the Shareholders

CVie Therapeutics Limited

We have audited the accompanying financial statements of CVie Therapeutics Limited (the “Company”), which comprise the balance sheets as of December 31, 2017 and 2016, and the related statements of operations and comprehensive loss, mezzanine equity and shareholders’ equity (deficit), and cash flows for the years then ended, and the related notes to the financial statements (“financial statements”).

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditors consider internal control relevant to the Company’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter Regarding Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has suffered recurring losses from operations and has a net deficit amount in its shareholders’ equity, and has stated that substantial doubt exists about its ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

/s/ Deloitte & Touche

Taipei, Taiwan

Republic of China

March 8, 2019

CVIE THERAPEUTICS LIMITED

BALANCE SHEETS

DECEMBER 31, 2017 AND 2016

(In Thousands of New Taiwan Dollars)

	2017	2016
ASSETS

CURRENT ASSETS
Cash	$5,570	$37,800
Prepaid expenses (Note 6)	3,169	1,686
Other current assets (Note 7)	1,347	8,776

Total current assets	10,086	48,262

PROPERTY AND EQUIPMENT, NET (Note 8)	4,115	1,652

REFUNDABLE SECURITY DEPOSIT (Note 12)	688	611

TOTAL	$14,889	$50,525

LIABILITIES, MEZZANINE EQUITY AND SHAREHOLDERS’ DEFICIT

CURRENT LIABILITIES
Short-term debt (Note 9)	$85,500	$85,000
Accrued expenses (Note 10)	31,610	7,500
Due to related parties (Note 17)	36,728	23,211
Other current liabilities (Note 11)	1,251	1,542

Total current liabilities	155,089	117,253

COMMITMENTS (Note 12)

MEZZANINE EQUITY (Note 13)
Redeemable preferred shares, $10 par value; 3,667 thousand shares authorized; 2,750 thousand shares issued and outstanding	225,669	-

SHAREHOLDERS' DEFICIT (Notes 14 and 16)
Common shares, $10 par value; 200,000 thousand shares authorized; 20,403 thousand shares issued and outstanding	204,031	204,031
Additional paid-in capital	8,083	8,083
Accumulated deficit	(577,983)	(278,842)

Total shareholders' deficit	(365,869)	(66,728)

TOTAL	$14,889	$50,525

The accompanying notes are an integral part of the financial statements.

CVIE THERAPEUTICS LIMITED

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

(In Thousands of New Taiwan Dollars)

	2017	2016

OPERATING EXPENSES
Research and development	$279,562	$94,511
General and administrative	17,601	17,694
Selling and marketing	1,789	435

Total operating expenses	298,952	112,640

OTHER INCOME (EXPENSE)
Interest income	23	40
Interest expense	(1,604)	(551)
Share of loss of subsidiaries under equity method	-	(9,869)
Other gains and losses	1,392	(985)

Total other expense, net	(189)	(11,365)

NET LOSS	(299,141)	(124,005)

OTHER COMPREHENSIVE LOSS
Foreign currency translation loss	-	(1,206)
Income tax benefit	-	205

Other comprehensive loss, net of income tax	-	(1,001)

TOTAL COMPREHENSIVE LOSS	$(299,141)	$(125,006)

The accompanying notes are an integral part of the financial statements.

CVIE THERAPEUTICS LIMITED

STATEMENTS OF MEZZANINE EQUITY AND SHAREHOLDERS' EQUITY (DEFICIT)

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

(In Thousands of New Taiwan Dollars)

			Shareholders’ Equity (Deficit)
	Mezzanine Equity						Accumulated
	Redeemable Preferred				Additional		Other
	Shares (Note 13)		Common Shares (Note 14)		Paid-in Capital	Accumulated	Comprehensive
	Shares		Shares		(Notes 14	Deficit	Income (Loss)
	(Thousands)	Amount	(Thousands)	Amount	and 16)	(Note 14)	(Note 14)	Total

BALANCE AT JANUARY 1, 2016	-	$-	31,404	$314,031	$124	$(154,837)	$1,001	$160,319

Net loss	-	-	-	-	-	(124,005)	-	(124,005)

Other comprehensive loss, net of tax	-	-	-	-	-	-	(1,001)	(1,001)

The differences between the consideration received from disposing subsidiary and the carrying amounts of the subsidiary's net assets	-	-	-	-	7,959	-	-	7,959

Capital reduction by returning properties other than cash	-	-	(11,000)	(110,000)	-	-	-	(110,000)

BALANCE AT DECEMBER 31, 2016	-	-	20,404	204,031	8,083	(278,842)	-	(66,728)

Net loss	-	-	-	-	-	(299,141)	-	(299,141)

Issuance of Series A redeemable preferred shares at $10 par value	2,750	225,669	-	-	-	-	-	-

BALANCE AT DECEMBER 31, 2017	2,750	$225,669	20,404	$204,031	$8,083	$(577,983)	$-	$(365,869)

The accompanying notes are an integral part of the financial statements.

CVIE THERAPEUTICS LIMITED

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

(In Thousands of New Taiwan Dollars)

	2017	2016

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(299,141)	$(124,005)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expenses	1,133	694
Share of loss of subsidiaries under equity method	-	9,869
Changes in operating assets and liabilities
Prepaid expense	(1,483)	(1,087)
Other current assets	7,429	(8,486)
Accrued expenses	24,110	(10,612)
Due to related parties	13,517	(93)
Other liabilities	(291)	468
Cash used in operations	(254,726)	(133,252)

Net cash used in operating activities	(254,726)	(133,252)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of property and equipment	(3,596)	(394)
Refundable security deposit	(77)	(63)

Net cash used in investing activities	(3,673)	(457)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of redeemable preferred shares	225,669	-
Proceeds from short-term debt, net	500	85,000

Net cash provided by financing activities	226,169	85,000

NET DECREASE IN CASH	(32,230)	(48,709)

CASH AT THE BEGINNING OF THE YEAR	37,800	86,509

CASH AT THE END OF THE YEAR	$5,570	$37,800

SUPPLEMENTARY DISCLOSURE OF CASH FLOWS INFORMATION
Interest paid	$1,606	$444
Income taxes refunded (paid)	33	(1)

The accompanying notes are an integral part of the financial statements.

CVIE THERAPEUTICS LIMITED

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

(In Thousands of New Taiwan Dollars, Unless Stated Otherwise)

1.	THE COMPANY AND DESCRIPTION OF BUSINESS

CVie Therapeutics Limited (the “Company,” “we,” “our,” or “us”), incorporated in Taiwan on September 17, 2013, is a clinical-stage biopharmaceutical company focused on developing first-in-class innovative drugs with novel mechanisms of action to improve outcomes for patients with cardiovascular and renal diseases, including heart failure and genotyping-specific hypertension. We also have a laboratory, that runs pre-clinical and research and development activities, in Italy.

We were formerly known as “CVie International Limited” and, effective May 19, 2015, we changed our name to “CVie Therapeutics Limited” to better reflect our stage of operations and development.

We were a wholly-owned subsidiary of CVie Therapeutics Company Limited (“CVie Cayman”). On August 5, 2015, we went through organizational restructuring which made CVie Cayman our wholly-owned subsidiary.

On March 2, 2016, we spun off CVie Cayman to better focus on our research and development business. Thus, we reduced our capital by returning our entire interest in CVie Cayman to the shareholders. Please refer to Note 17 for more information.

On December 21, 2018, our shareholders and CVie Investment Limited (“CVie Investment”), an exempted company with limited liability incorporated under the laws of the Cayman Islands, entered into the Stock Purchase Agreement, pursuant to which CVie Investment acquired from our shareholders all of our outstanding common shares and Series A preferred shares. As a result, we are a wholly-owned subsidiary of CVie Investment. Immediately after the closing of the stock purchase, CVie Investment, Windtree Therapeutics, Inc. (“Windtree”) and a direct wholly owned subsidiary of Windtree (the “Merger Sub”) entered into an Agreement and Plan of Merger, pursuant to which Merger Sub merged with and into CVie Investment, with CVie Investment surviving as a wholly-owned subsidiary of Windtree.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”).

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Foreign Currency

Our foreign subsidiaries use their foreign currency as their functional currency. Functional currency assets and liabilities are translated into New Taiwan dollars using exchange rates in effect at the balance sheet date, and revenues and expenses are translated at average exchange rates during the period. Resulting translation gains and losses are reported in other comprehensive income (loss) (“OCI”), until the substantial disposition of a subsidiary, at which time accumulated translation gains or losses are reclassified into net loss. Foreign currency translation adjustments are recorded as a component of accumulated other comprehensive income (loss) (“AOCI”) within shareholders’ equity.

Foreign currency transaction gains and losses are recorded in other expense, net, on the statements of operation and comprehensive loss. For the years ended December 31, 2017 and 2016, net foreign currency transaction gains and losses were net gain $1,392 thousand and net loss $985 thousand, respectively.

Cash

Our cash consists of demand deposits with banks or financial institutions.

Fair Value of Financial Instruments

Our financial instruments primarily consist of cash, refundable security deposit, short-term debt, accrued expenses and due to related parties. They are stated at their carrying value, which we believe approximates fair value due to the short period to the expected receipt or payment date of such amounts.

Property and Equipment

Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets (generally 3 to 5 years). Leasehold improvements are depreciated over the shorter of the estimated useful lives or the remaining term of the lease. Repairs and maintenance costs are charged to expense as incurred.

Impairment of Long-Lived Assets

Long-lived assets are reviewed for impairment in accordance with authoritative guidance for impairment or disposal of long-lived assets. Long-lived assets are reviewed for events or changes in circumstances, which indicate that their carrying value may not be recoverable. Long-lived assets are reported at the lower of carrying amount or fair value less cost to sell. For the years ended December 31, 2017 and 2016, there was no impairment of the value of the Company’s long-lived assets.

Retirement Benefit Plans

Our employees in Taiwan adopt a pension plan under the Labor Pension Act (the “LPA”), which is a state-managed defined contribution plan. Under the LPA, we make monthly contributions to employees’ individual pension accounts at 6% of monthly salaries and wages.

Our employees in our Italy laboratory are members of a state-managed retirement benefit plan operated by the government of Italy. We are required to contribute a specified percentage of payroll costs to the retirement benefit scheme to fund the benefits. Our obligation with respect to the retirement benefit plan is to make the specified contributions.

Payments to the plan are recognized as expenses when employees have rendered services entitling them to the contributions.

Mezzanine Equity

When determining the classification and measurement of our Series A Preferred share, we comply with Accounting Standards Codification (“ASC”) Topic 480, Distinguishing Liabilities from Equity. Preferred share subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable preferred share (including preferred shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within our control) is classified as temporary equity. At all other times, preferred share is classified as permanent equity.

Revenue Recognition

We have not yet generated any revenues from the sale of goods or from the rendering of services. Prior to the adoption of ASC 606, we will recognize any revenues when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the fee is fixed or determinable, and there is reasonable assurance that the related amounts are collectible in accordance with ASC 605, Revenue Recognition.

Employees’ Compensation and Remuneration of Directors and Supervisors

Employees’ compensation and remuneration of directors and supervisors are accrued at the rates no less than 10% and no higher than 1%, respectively, of net profit before income tax, employees’ compensation, and remuneration of directors and supervisors. We incurred net loss for the years ended December 31, 2017 and 2016; therefore, no employees’ compensation, and remuneration of directors and supervisors were accrued.

If there is a change in the amounts before the annual financial statements were authorized, the differences are recorded as a change in expenses. If there is a change in the amounts after the annual financial statements were authorized, the differences are recorded as a change in accounting estimate.

Research and Development

Research and development (“R&D”) costs are expensed as incurred and include costs paid to third-party contractors to perform research, conduct clinical trials and develop and manufacture drug materials.

Costs incurred related to the purchase of in-process research and development (“IPR&D”) for early-stage products or products that are not commercially viable and ready for use, or have no alternative future use, are charged to expense in the period incurred. Costs incurred related to the licensing of products that have not yet received regulatory approval to be marketed, or that are not commercially viable and ready for use, or have no alternative future use, are charged to expense in the period incurred.

In July 2017, we purchased patents of our two new drugs, Rostafuroxin and Istaroxime, for our IPR&D from third parties at a total amount of $120,520 thousand. The patents have no alternative future use, and thus we expensed the purchase costs.

Income Taxes

We account for income taxes in accordance with Accounting Standards Codification (“ASC”) Topic 740, Accounting for Income Taxes, which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between financial statement carrying amounts and the tax basis of assets and liabilities. Because we have never realized a profit, management has fully provided with allowance the net deferred tax asset since realization is not assured.

3.	RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

Recently Issued Accounting Pronouncements Not Yet Adopted

ASC 606 (ASU 2014-09, 2016-10 and 2016-12)

In May 2014, the FASB issued a new standard related to revenue recognition. Under the new standard, recognition of revenue occurs when a customer obtains control of promised goods or services in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In addition, the new standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. In August 2015, the FASB issued an amendment to defer the effective date. The new standard is effective for fiscal years beginning after December 15, 2018 for nonpublic company, and early adoption is permitted for annual reporting periods beginning after December 15, 2016. In March and April 2016, the FASB issued two accounting updates to clarify the implementation guidance on principal versus agent considerations, performance obligations and the licensing. In addition, the FASB issued another accounting update in May 2016 to address narrow-scope improvements to the guidance on collectability, noncash consideration, and completed contracts at transition and provides a practical expedient for contract modifications at transition. The new guidance is required to be applied retrospectively to each prior reporting period presented or retrospectively with the cumulative effect of initially applying it recognized at the date of initial application. Since we do not have revenue, the adoption of this new standard will not have a material impact on our financial position, results of operations, cash flow and financial statement disclosures.

ASC 740 (Accounting Standards Update (“ASU”) 2015-17)

In November 2015, the FASB issued an accounting update to simplify the presentation of deferred income taxes. The amendment requires that deferred tax liabilities and assets be classified as noncurrent in a classified statement of financial position. The current requirement that deferred tax liabilities and assets of a tax-paying component of an entity be offset and presented as a single amount is not affected by the amendments in this guidance. This amendment is effective prospectively or retrospectively for annual periods beginning after December 15, 2017 for nonpublic company, and early application is permitted. The adoption of this amendment is not expected to have a material impact on our results of operations, financial position or cash flow.

ASC 825 (ASU 2016-01)

In January 2016, the FASB issued an accounting update regarding the subsequent measurement of equity investment. The amendment requires all equity investment to be measured at fair value with changes in the fair value recognized through net income other than those accounted for under equity method of accounting or those that result in consolidation of the investee. The amendment also simplifies the impairment assessment of equity investments without readily determinable fair value by requiring assessment for impairment qualitatively and eliminating the complexity of the other-than-temporary impairment guidance. For financial reporting, the amendment requires an entity to present separately in other comprehensive income the portion of the total change in the fair value of a liability resulting from a change in the instrument-specific credit risk when the entity has elected to measure the liability at fair value in accordance with the fair value option for financial instruments. In addition, the amendment eliminates the requirement to disclose the fair value of financial instruments measured at amortized cost. This amendment is effective for fiscal years beginning after December 15, 2018 for nonpublic company, and early application is prohibited. The adoption of this amendment is not expected to have a material impact on our financial position, results of operations, cash flow and financial statement disclosures.

ASC 842 (ASU 2016-02 and 2018-01)

In February 2016, the FASB issued a new standard regarding leases (Topic 842). The new standard requires an entity to recognize assets and liabilities arising from a lease for both financing and operating leases other than that the entity elects the short-term lease recognition and measurement exemption. Qualitative and quantitative disclosures will be enhanced to better understand the amount, timing and uncertainty of cash flows arising from leases. In January 2018, the FASB issued an amendment permits an entity to elect an optional transition practical expedient to not evaluate under Topic 842 land easements that exist or expired before the entity’s adoption of Topic 842 and that were not previously accounted for as leases under Topic 840, the current standard regarding leases. The guidance is effective for fiscal years beginning after December 15, 2019 for nonpublic company, and early adoption is permitted. We are currently evaluating the effect this standard will have on our financial position, results of operations, cash flow and financial statement disclosures.

ASC 326 (ASU 2016-13)

In June 2016, the FASB issued an accounting update to amend the guidance on the impairment of financial instruments that are not measured at fair value through profit and loss. The amendment introduces a current expected credit loss (“CECL”) model based on expected losses rather than incurred losses to estimate credit losses on financial instruments measured at amortized cost and requires a broader range of reasonable and supportable information to estimate expected credit loss. In addition, under the amendment, an entity recognizes an allowance for expected credit losses on financial instruments measured at amortized cost and available-for-sale debt securities rather than the current methodology of delaying recognition of credit losses until it is probable a loss has been incurred. The amendment is effective for fiscal years beginning after December 15, 2020 for nonpublic company, and earlier adoption is permitted as of the fiscal years beginning after December 15, 2018. The adoption of this amendment is not expected to have a material impact on our financial position, results of operations, cash flow and financial statement disclosures.

4.	LIQUIDITY RISKS AND MANAGEMENT’S PLANS

As of December 31, 2017, we had cash of $5,570 thousand and current liabilities of $155,089 thousand. Since inception, we have not generated revenue from the sale of products and have incurred recurring losses and negative cash flows from operations, including a net loss of $287,066 thousand and $116,046 thousand for the years ended December 31, 2017 and 2016, respectively, and cash used in operations of $254,726 thousand and $133,252 thousand for the years ended December 31, 2017 and 2016, respectively.

We have incurred operating losses and has an accumulated deficit as a result of ongoing efforts to develop product candidates, including conducting preclinical and clinical trials and providing general and administrative support for these operations. We expect to continue to incur losses and will require additional capital from our parent company, Windtree, to support our operations, develop our product candidates, and satisfy existing obligations, and we do not currently have sufficient cash and cash equivalents for at least the next year following the date that the financial statements are issued. These conditions raise substantial doubt about our ability to continue as a going concern within one year after the date that the financial statements are issued.

To alleviate the conditions that raise substantial doubt about our ability to continue as a going concern, Windtree plans to secure additional capital through a combination of public or private equity offerings, and strategic transactions, including potential alliances and collaborations, as well as potential strategic corporate transactions. If such transactions are not available, or if available, Windtree remains unable to secure sufficient capital to develop our product candidates, we would likely not have sufficient cash resources and liquidity to fund our business operations, which could significantly limit our ability to continue our operations and develop our product candidates. If Windtree is unable to raise the required capital, we may be forced to curtail some or all of our activities and, ultimately, cease operations. Accordingly, management has concluded that substantial doubt exists with respect to our ability to continue as a going concern through one year after the issuance of the accompanying financial statements.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business, and do not include any adjustments relating to recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern.

5.	FAIR VALUE MEASUREMENTS

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.

Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. The fair value hierarchy is based on three levels of inputs, of which the first two are considered observable and the last unobservable, as follows:

•	Level 1 - quoted prices in active markets for identical assets and liabilities.

•

Level 2 - inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

•	Level 3 - unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Our financial instruments primarily consist of cash, refundable security deposit, short-term debt, accrued expenses, and due to related parties. As of December 31, 2017 and 2016, the carrying values approximated their fair values due to the short period to the expected receipt or payment date of such amounts.

6.	PREPAID EXPENSES

	December 31
	2017	2016

Prepaid insurance	$166	$143
Prepaid R&D expense	2,424	847
Others	579	696

	$3,169	$1,686

7.	OTHER CURRENT ASSETS

	December 31
	2017	2016

Value added tax	$1,335	$759
Advances on supplies purchases	-	7,975
Income taxes receivable	1	34
Others	11	8

	$1,347	$8,776

8.	PROPERTY AND EQUIPMENT

	December 31
	2017	2016

Computer and telecommunications equipment	$794	$759
Laboratory equipment	3,707	146
Office equipment	596	596
Leasehold improvements	256	256
Computer software	1,004	1,004
	6,357	2,761
Less accumulated depreciation	(2,242)	(1,109)

Property and equipment, net	$4,115	$1,652

Depreciation expense on property and equipment for the years ended December 31, 2017 and 2016 was $1,133 thousand and $694 thousand, respectively.

9.	SHORT-TERM DEBT

In September 2016, we entered into a $90,000 thousand 12 months revolving credit facility that was later renewed in September 2017 and increased to $180,000 thousand. The credit facility is guaranteed by Lee’s Pharmaceutical Holding Limited (“Lee’s Holding”), which is required to pledge bank deposits in the amount of 110% of the actual borrowing amount.

As of December 31, 2017 and 2016, the outstanding principal was $85,500 thousand and $85,000 thousand, respectively, and the interest was accrued at the rate of 1.657%-1.6579% and 2.00%, respectively, payable monthly in cash.

10.	ACCRUED EXPENSES

	December 31
	2017	2016

Patent maintenance fee payable	$15,661	$-
Clinical trial payable	11,364	4,717
Insurance and pension payable	1,790	820
Contracted research expense	996	24
Professional fee payable	646	638
Consultancy fee	416	336
Interest expense	104	107
Others	633	858

	$31,610	$7,500

11.	OTHER CURRENT LIABILITIES

	December 31
	2017	2016

Payable for withholding taxes	$1,136	$1,374
Others	115	168

	$1,251	$1,542

12.	COMMITMENTS

a.	Operating leases

Operating leases relate to leases of office space and office equipment with lease terms between 1 and 5 years. We do not have a bargain purchase option at the expiration of the lease period.

Lease expense on our operating leases was $3,082 thousand in 2017 and $2,723 thousand in 2016.

The future minimum lease payments for non-cancellable operating lease commitments are as follows:

December 31,
2017

2018	$3,450
2019	3,328
2020	2,699
2021	2,761
2022	2,768
Thereafter	748

$15,754

As of December 31, 2017 and 2016, the refundable lease deposits paid were $688 thousand and $611 thousand, respectively.

b.	Research and development agreements

As of December 31, 2017 and 2016, the promised amounts for contracts for our two new drugs’ clinical trial activities were $21,250 thousand and $99,971 thousand, respectively.

13.	MEZZANINE EQUITY

The Company’s board of directors resolved on April 12, 2017 to issue 2,750 thousand Series A Preferred shares (the “Series A”) in cash, with a par value of $10, for a consideration of $82.05 per share. The record date of issuing Series A was June 2, 2017, and the registration with the government was completed on June 30, 2017. The rights, obligations and other important conditions for issuing the Series A are as follows:

a.

The Series A are non-cumulative. When we distribute earnings or capital surplus as dividend, the Series A shareholders have the same right to receive dividends as the holders of common share and have the same distribution order and ratio.

b.

In an event of any liquidation, dissolution or winding up of the Company, the proceeds shall be used first to pay the Series A shareholders their original investment amount plus accrued dividends, if any. Then, any remaining proceeds are distributed to the holders of Series A and common share on a pro rata basis.

c.

In an event that we are merged by or become a subsidiary of other company in a business combination or that we sell, lease, transfer, exclusively license, or by any other means dispose all or substantially all of our assets, we should redeem the entire outstanding Series A at the price described above, unless 60% of Series A shareholders elect not to do so.

d.	The Series A shareholders have rights to vote and be elected in a shareholders’ meeting, and the determination of number of votes is the same as the common shares.

e.

If we intend to issue new common shares for capital increase in cash, and the price per share is lower than the subscription price of Series A share, we shall obtain an approval from the Series A shareholders in a meeting.

f.	We shall not undertake any of the following decisions or actions without the consent of at least 50% of the Series A shareholders:

1)

Liquidate, dissolve or wind-up; merge by or become a subsidiary of other company in a business combination; or sell, lease, transfer, exclusively license, or by any other means dispose all or substantially all of our assets.

2)	Amend, alter, or repeal any provision of the Articles of Incorporation in a manner adverse to the Series A shareholders.

3)	Issue any preferred share having rights, preferences or privileges senior to or on parity with the Series A shares, or issue another Series A preferred shares.

4)	Purchase or redeem or pay any dividend on any capital share that have higher priority than the Series A.

5)	Issue any debt security, except for the needs for equipment leases or bank loan.

6)	Acquire or increase investment in any subsidiary, except for our wholly-owned subsidiary, or dispose of any subsidiary or all or substantially all of any subsidiary’s assets.

7)	Increase or decrease the number of directors stated in the Articles of Incorporation.

8)

Issue common shares at a price lower than the Series A’s issuance price, or issue convertible preferred shares or convertible corporate bonds with a conversion price lower than the Series A’s issuance price.

g.

The Series A shareholders have the right to convert their one Series A share to one common share, in whole or in part, at any time. Within the scope of relevant regulations, the anti-dilution provisions applicable to common shares, including the preemptive right when issuing new shares, shall be also applicable to the Series A.

h.

Three years after the issuance date, the Series A shareholders may request us to redeem the entire class of Series A at the price of original investment amount plus accrued dividends, if any. The redemption should be paid in three years and equal portion.

Our Series A have certain redemption rights that we consider to be outside of our control. Accordingly, the Series A are presented as temporary equity on the balance sheets.

14.	SHAREHOLDERS’ DEFICIT

a.	Common share

On February 6, 2016, the Company’s board of directors resolved to carry out a capital reduction plan that reduced the Company’s capital by $110,000 thousand, eliminated 11,000 thousand shares, and returned the capital to the shareholders by properties other than cash, i.e., the Company’s entire equity interest (13,500 thousand shares) in CVie Cayman. The reduction rate was 35.03%, and the transaction price was $8.15 per share; please refer to Note 17 for more information. The capital reduction was resolved in the special shareholders’ meeting held on March 2, 2016. The record date of the capital reduction was March 2, 2016, and the registration with the government was completed on March 25, 2016.

b.	Additional paid-in capital (“APIC”)

Our APIC consist of $124 thousand arising from shares issued in excess of par and $7,959 arising from the difference between consideration received from disposing the subsidiary and the carrying amount of the subsidiary’s net assets. Please refer to Note 17 for more information on the disposal of subsidiary. The above APIC may be used to offset a deficit, and when we have no deficit, such APIC may be distributed as cash dividends or transferred to share capital (limited to a certain percentage of our APIC and once a year.

c.	Accumulated deficit and dividend policy

In accordance with the amendments to the Company Act in May 2015, the recipients of dividends and bonuses are limited to shareholders and do not include employees. The Company made consequential amendments to its Articles of Incorporation (the “Articles”) including the policy on dividend distribution and the addition of the policy on distribution of employees’ compensation; the amendments were resolved in the special shareholders’ meeting held on March 2, 2016.

Under the dividend policy as set forth in the amended Articles, where the Company made profit in a fiscal year, the profit shall be first utilized for paying taxes, offsetting losses of previous years, setting aside as legal reserve 10% of the remaining profit, setting aside or reversing special reserve in accordance with the laws and regulations, and then any remaining profit together with any undistributed retained earnings shall be used by the Company’s board of directors as the basis for proposing a distribution plan, which should be resolved in the shareholders’ meeting for distribution of dividends and bonus to shareholders.

The Company’s dividend policy is in line with the current and future development plans, taking into account the investment environment, capital requirements, and domestic and foreign competition conditions as well as the interests of shareholders. When making appropriation of earnings, dividends to shareholders should not be less than 50% of distributable earnings; when, the accumulated earnings is less than 50% of the Company’s paid-in capital, distribution may not be made. Distribution of earnings can be made in cash or in share, of which cash dividend shall not be less than 30% of total dividends declared.

Appropriation of earnings to legal reserve shall be made until the legal reserve equals the Company’s paid-in capital. Legal reserve may be used to offset deficit. If the Company has no deficit and the legal reserve has exceeded 25% of the Company’s paid-in capital, the excess may be transferred to capital or distributed in cash.

Except for non-Taiwan resident shareholders, all shareholders receiving dividends are allowed a tax credit equal to their proportionate share of the income tax paid by the Company.

There were no appropriations of earnings for 2017 and 2016 because the Company had accumulated deficit.

The loss offsetting proposals for 2017 and 2016 were resolved in the shareholders’ meetings held on June 29, 2018 and June 27, 2017, respectively.

d.	Accumulated Other Comprehensive Income

The following table summarizes the changes in AOCI:

	For the Year Ended December 31
	2017	2016

Beginning balance	$-	$1,001
Foreign currency translation	-	(1,206)
Related income tax	-	205

Ending balance	$-	$-

15.	INCOME TAX

a.	The major components of tax expense recognized in profit or loss

The reconciliation of income tax benefit calculated at the statutory tax rate with the income tax expense in profit or loss is summarized as follows:

	For the Year Ended December 31
	2017	2016

Income tax benefit calculated at the statutory rate	$(50,854)	$(21,081)
Nondeductible expenses in determining taxable income	76	125
Loss on disposal of investments	-	(6,579)
Unrecognized loss carryforwards	29,239	25,805
Unrecognized foreign investment loss under equity method	-	1,678
Unrecognized deductible temporary differences	21,539	52

Income tax expense recognized in profit or loss	$-	$-

For the years ended December 31, 2017 and 2016, our statutory income tax rate was 17%.

In February 2018, it was announced by the president of Taiwan that the Income Tax Act in Taiwan was amended and, starting from 2018, the corporate income tax rate will be adjusted from 17% to 20%. In addition, the rate of the corporate surtax applicable to 2018 unappropriated earnings will be reduced from 10% to 5%. This change of income tax rate has no material impact on us.

b.	Deferred income tax

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of our deferred tax assets and liabilities are as follows:

	December 31
	2017	2016

Deferred tax assets
Net operating loss carryforwards	$74,052	$44,813
Amortization of patent	20,497	956
Others	2,067	69
Total deferred tax assets	96,616	45,838
Valuation allowance	(96,616)	(45,838)

Deferred tax assets, net	$-	$-

We are in a net deferred tax asset position at December 31, 2017 and 2016 before the consideration of a valuation allowance. Because we have never realized a profit, management has fully provided with allowance the net deferred tax asset since realization is not assured.

c.	Unused net operating loss carryforwards

	December 31
	2017	2016

Loss carryforwards
Expiry in 2024	$1,019	$1,019
Expiry in 2025	110,795	110,795
Expiry in 2026	151,794	151,794
Expiry in 2027	171,993	-

	$435,601	$263,608

d.	Income tax assessments

Our tax returns through 2017 have been assessed by the tax authorities.

16.	DISPOSAL OF SUBSIDIARY

Our board of directors and special shareholders’ meeting resolved on February 6 and March 2, 2016, respectively, to carry out a capital reduction plan that reduced our capital by $110,000 thousand, eliminated 11,000 thousand outstanding shares, and returned the capital to the shareholders by our entire interest in CVie Cayman that amount to 13,500 thousand shares. The reduction percentage was 35.03%, and the record date of capital reduction was March 2, 2016. The transaction price of $8.15 per share was determined based on CVie Cayman’s unaudited net asset value per share on January 31, 2016, and we engaged an independent accountant in assisting the reasonableness of the price.

The disposal of CVie Cayman was accounted as among entities under common control, and no gain or loss was recognized. Therefore, we recorded a credit of $7,959 thousand to the APIC.

17.	RELATED PARTIES TRANSACTIONS

a.	Research and development

We extensively rely on contract research organizations (“CROs”), including Zhaoke Pharmaceutical (Hefei) Co., Ltd. (“Zhaoke HF”), a wholly owned subsidiary of Lee’s Holding, to perform most of our preclinical and clinical trial activities, including document preparation, site identification, screening and preparation, pre-study visits, training, program management and bioanalytical analysis. The expenses incurred and amount due to Zhaoke HF depend on the milestone set out in the contracts. The following table summarizes the account and transaction balances we have with Zhaoke HF:

		December 31
Line Items	Name of Related Party	2017	2016

Prepayments	Zhaoke HF	$-	$99

Due to related parties	Zhaoke HF	$29,460	$3,666

		For the Year Ended December 31
Line Items	Name of Related Party	2017	2016

Research and development expenses - contract research expense	Zhaoke HF	$32,655	$-

b.	Financing

During 2016, we borrowed $47,395 thousand (US$1,500 thousand) from Lee’s Pharmaceutical International Limited (“Lee’s Intl”), a subsidiary of Lee’s Holding. The borrowing was recorded in short-term debt - related parties with an annual interest rate of 4%, which was comparable to the market interest rate. The loan was paid off in 2016 and the interest expense incurred was $444 thousand for the year ended December 31, 2016.

c.	Others

Some of our overseas expenses, such as CRO expenses, traveling expenses, service fees, trial material and supplies were paid by related parties on our behalf. The following table summarizes the payables due to them:

		For the Year Ended December 31
Line Items	Name of Related Party	2017	2016

Due to related parties	Lee’s Holding	$1,607	$-
	CVie Cayman	5,661	19,545

		$7,268	$19,545